Exhibit 99.1

STAAR Surgical Reports Fourth Quarter and Full Year 2018 Results

Fourth Quarter ICL Sales Rise 41%; Full Year 2018 ICL Sales Rise 48%

GAAP Net Income of $0.02 Per Share in Fourth Quarter; $0.11 Per Share for Full Year 2018

MONROVIA, CA, February 21, 2019--- STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of implantable lenses and companion delivery systems for the eye, today reported financial results for the fourth quarter and full year ended December 28, 2018.

Fourth Quarter 2018 Overview

•	Net Sales of $31.2 Million Up 26% from the Prior Year Quarter

•	ICL Sales Up 41% and Units Up 54% from the Prior Year Quarter

•	Gross Margin at 73.7% of Sales from 69.9% of Sales in the Prior Year Quarter

•	Fourth Quarter Net Income of $0.02 per Share vs. Prior Year Net Loss of ($0.00) Per Share

•	Cash, Cash Equivalents and Restricted Cash Ended the Quarter at $104.0 Million

Full Year 2018 Overview

•	Record Net Sales of $124.0 Million Up 37% from Prior Year

•	Record ICL Sales Up 48% and Units Up 54% from the Prior Year

•	Gross Margin Improved to 73.8% of Sales from 70.9% of Sales in the Prior Year

•	Full Year Net Income of $0.11 per Share vs. Prior Year Net Loss of ($0.05) Per Share0

“2018 was a breakout year for STAAR. The transformation of the business over the past two years has created a strong trajectory toward paradigm change in refractive vision correction delivering visual freedom. Lens based correction of Myopia is becoming a preferred surgical solution and EVO ICL only clinics are opening in Asia and Europe. We expect our momentum to continue with strong clinical evidence from refractive surgeons publishing ever more data supporting the safety and effectiveness of the ICL,” said Caren Mason, President and CEO. “Surgeons refer to the ICL patient as their ‘happiest patients’ and 99.4% of patients in a Patient Registry said they would have the procedure again. As such, we far exceeded our projection of breaking the $100.0 million revenue mark in 2018 by achieving $124.0 million in revenue. In fact, our ICL sales alone recorded $101.1 million in sales. My appreciation to the entire STAAR team and our surgeon partners around the globe for such outstanding performance.”

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Financial Overview – Q4 2018

Net sales were $31.2 million for the fourth quarter of 2018, up 26% compared to $24.9 million reported in the prior year quarter. The sales increase was driven by ICL revenue and unit growth of 41% and 54%, respectively.  Other Product Sales decreased 20% compared to the prior year quarter. ICL revenue was 84% of total Net sales for the fourth quarter of 2018.

Gross profit margin for the fourth quarter of 2018, was 73.7% compared to the prior year period of 69.9%.  The increase in gross profit margin for the quarter is due to favorable product mix resulting from increased sales of ICLs, and lower freight and inventory provisions, partially offset by the effect of lower average selling prices (ASPs) for lower diopter ICLs and large volume commitment strategic partners.

Operating expenses for the quarter were $21.8 million compared to the prior year quarter of $18.6 million.  General and administrative expenses were $6.2 million compared to the prior year quarter of $5.1 million. The increase in general and administrative expenses was due to increased headcount and salary-related expenses including stock-based compensation and increased facility costs. Marketing and selling expenses were $9.9 million compared to the prior year quarter of $7.9 million. The increase in marketing and selling expenses was due to increased headcount and salary-related expenses including stock-based compensation and investments in digital, strategic, and consumer marketing. Research and development expenses were $5.7 million compared to the prior year quarter of $5.6 million. The increase in research and development expenses was due to an increase in headcount and salary-related expenses including stock-based compensation, and increased clinical expenses associated with our clinical trial for the next generation ICL with EDOF optic.

Net income for the fourth quarter of 2018 was $1.1 million or approximately $0.02 per share compared with a net loss of ($0.1) million or ($0.00) per share for the prior year quarter. Non-GAAP Adjusted Net Income for the fourth quarter of 2018 was $3.2 million or $0.07 per share compared to $0.8 million or $0.02 per share for the prior year quarter. The reconciliation between GAAP and non-GAAP financial information is provided in the financial tables included with this release.

Financial Overview – Full Year 2018

Net sales were $124.0 million for FY 2018, up 37% compared to $90.6 million reported in the prior year. The sales increase was driven by ICL revenue and unit growth of 48% and 54%, respectively.  Other Products Sales increased 3% compared to the prior year. ICL revenue was 82% of total Net sales for FY 2018.

Gross profit margin for FY 2018 increased to 73.8% of revenue compared to 70.9% of revenue for fiscal 2017. The increase in gross profit margin for the year is due to favorable product mix resulting from increased sales of ICLs, and lower unit costs, freight costs, and inventory provisions, partially offset by the effect of lower ASPs for lower diopter ICLs and large volume commitment strategic partners.

Operating expenses for FY 2018 were $84.9 million compared to prior year of $67.9 million.  The increase in operating expense is due to increased headcount and salary-related expenses including stock-based compensation and increased investments in digital, consumer, and strategic marketing.

Net income for full year 2018 was $5.0 million or approximately $0.11 per share compared with a net loss of $2.1 million or $0.05 per share for the prior year. Non-GAAP Adjusted Net Income for full year 2018 was $12.6 million or $0.28 per share, compared with a Non-GAAP Adjusted Net Income of $0.4 million or $0.01 per share for FY 2017. The reconciliation between GAAP and non-GAAP financial information is provided in the financial tables included with this release.

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Cash, cash equivalents and restricted cash at December 28, 2018 totaled $104.0 million, compared to $18.6 million at the end of the fourth quarter of 2017.  The Company generated $12.8 million in cash from operations in fiscal 2018 and raised $72.2 million in gross proceeds from the sale of approximately 2 million shares of common stock to increase its cash balances.

Outlook – Full Year 2019

The Company reaffirms its Outlook as follows:

•	ICL Unit Growth Percentage Target Increase of 30% over FY18

•	Company Overall Revenue Growth Percentage Target Increase of 20% over FY18; Overall Revenue Target Expected to be Impacted by Other Products Segment Sales Decline of Approximately $3.60M, including a $2.60M Reduction in Sales of Low Margin Injector Parts

•	GAAP Net Income Anticipated to Increase over FY18

•	Company Anticipates Achieving Positive Full Year Cash Flow and Cash Balance Increase.

Conference Call

The Company will host a conference call and webcast on Thursday, February 21, 2019 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results and operational progress. To access the conference call (Conference ID 2888737), please dial 855-765-5684 for domestic participants and 262-912-6252 for international participants. The live webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

A taped replay of the conference call (Conference ID 2888737) will be available beginning approximately one hour after the call’s conclusion for seven days. This replay can be accessed by dialing 855-859-2056 for domestic callers and 404-537-3406 for international callers. An archived webcast will also be available at www.staar.com.

Use of Non-GAAP Financial Measures

This press release includes supplemental non-GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance. “Adjusted Net Income” and “Adjusted Net Income Per Share” exclude the following items that are included in “Net Income (Loss)” as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): gain or loss on foreign currency transactions, stock-based compensation expenses, and quality remediation expenses. Management believes that “Adjusted Net Income” and “Adjusted Net Income Per Share” are useful to investors in gauging the outcome of the key drivers of the business performance: the ability to increase sales revenue and our ability to increase profit margin by improving the mix of high value products while reducing the costs over which management has control. Management has excluded quality remediation expenses because their inclusion may mask underlying trends in our business performance.

Management has also excluded gains and losses on foreign currency transactions because of the significant fluctuations that can result from period to period as a result of market driven factors. Stock-based compensation expenses consist of expenses for stock options and restricted stock under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 718. In calculating Adjusted Net Income and Adjusted Net Income Per Share, STAAR excludes these expenses because they are non-cash expenses and because of the complexity and considerable judgment involved in calculating their values. In addition, these expenses tend to be driven by fluctuations in the price of our stock and not by the same factors that generally affect our other business expenses.

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About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 30 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL”, which includes the EVO Visian ICL™ product line. More than 900,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.discovericl.com. STAAR has approximately 475 full-time equivalent employees and markets lenses in over 75 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, including those relating to the plans, strategies, and objectives of management for 2019 or prospects for achieving such plans, expectations for sales, revenue, or earnings, and any statements of assumptions underlying any of the foregoing. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2017 and on the Company’s Current Report on Form 8-K on August 10, 2018, under the caption “Risk Factors,” respectively which are on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events.

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval, or to take enforcement action; potential international trade disputes; and the willingness of surgeons and patients to adopt a new or improved product and procedure. The Visian ICL with CentraFLOW, now known as EVO Visian ICL, is not yet approved for sale in the United States.

CONTACT:	Investors & Media

EVC Group

Brian Moore, 310-579-6199

Doug Sherk, 415-652-9100

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Consolidated Balance Sheets

(in 000's)

Unaudited

ASSETS	December 28, 2018	December 29, 2017
Current assets:
Cash and cash equivalents	$103,877	$18,520
Accounts receivable trade, net	25,946	17,853
Inventories, net	16,704	13,310
Prepayments, deposits, and other current assets	5,045	4,207
Total current assets	151,572	53,890
Property, plant, and equipment, net	11,451	9,776
Intangible assets, net	243	271
Goodwill	1,786	1,786
Deferred income taxes	1,278	1,242
Other assets	1,009	967
Total assets	$167,339	$67,932

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$3,780	$4,438
Accounts payable	6,524	6,033
Obligations under capital leases	1,098	1,278
Allowance for sales returns	2,895	-
Other current liabilities	13,431	7,339
Total current liabilities	27,728	19,088
Obligations under capital leases	459	531
Deferred income taxes	1,022	350
Asset retirement obligations	206	202
Deferred rent	188	172
Pension liability	5,310	4,653
Total liabilities	34,913	24,996

Stockholders' equity:
Common stock	442	414
Additional paid-in capital	289,584	204,920
Accumulated other comprehensive loss	(1,320)	(1,150)
Accumulated deficit	(156,280)	(161,248)
Total stockholders' equity	132,426	42,936
Total liabilities and stockholders' equity	$167,339	$67,932

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Consolidated Statements of Operations

(In 000's except for per share data)

Unaudited

	Three Months Ended						Twelve-Months Ended
	% of	December 28,	% of	December 29,	Fav (Unfav)		% of	December 28,	% of	December 29,	Fav (Unfav)
	Sales	2018	Sales	2017	Amount	%	Sales	2018	Sales	2017	Amount	%
Net sales	100.0%	$31,186	100.0%	$24,852	$6,334	25.5%	100.0%	$123,954	100.0%	$90,611	$33,343	36.8%

Cost of sales	26.3%	8,194	30.1%	7,472	(722)	-9.7%	26.2%	32,444	29.1%	26,331	(6,113)	-23.2%

Gross profit	73.7%	22,992	69.9%	17,380	5,612	32.3%	73.8%	91,510	70.9%	64,280	27,230	42.4%

Selling, general and administrative expenses:
General and administrative	20.0%	6,233	20.5%	5,085	(1,148)	-22.6%	19.6%	24,287	21.5%	19,465	(4,822)	-24.8%
Marketing and selling	31.6%	9,867	31.9%	7,929	(1,938)	-24.4%	31.1%	38,600	31.3%	28,402	(10,198)	-35.9%
Research and development	18.3%	5,705	22.6%	5,626	(79)	-1.4%	17.8%	22,028	22.1%	20,044	(1,984)	-9.9%
Total selling, general, and administrative expenses	69.9%	21,805	75.0%	18,640	(3,165)	-17.0%	68.5%	84,915	74.9%	67,911	(17,004)	-25.0%

Operating income (loss)	3.8%	1,187	-5.1%	(1,260)	2,447	194.2%	5.3%	6,595	-4.0%	(3,631)	10,226	281.6%

Other income (expense):
Interest expense, net	0.7%	230	-0.1%	(24)	254	1058.3%	0.1%	165	-0.1%	(112)	277	247.3%
Gain (loss) on foreign currency transactions	-0.9%	(291)	0.3%	81	(372)	-459.3%	-0.7%	(836)	0.9%	819	(1,655)	-202.1%
Royalty income	0.5%	168	0.7%	181	(13)	-7.2%	0.5%	633	0.6%	581	52	9.0%
Other income (expense), net	0.1%	21	0.1%	30	(9)	-30.0%	0.1%	82	0.1%	47	35	74.5%
Total other income (expense), net	0.4%	128	1.0%	268	(140)	-52.2%	0.0%	44	1.5%	1,335	(1,291)	-96.7%

Income (loss) before provision for income taxes	4.2%	1,315	-4.1%	(992)	2,307	232.6%	5.3%	6,639	-2.5%	(2,296)	8,935	389.2%

Provision for income taxes	0.7%	219	-3.4%	(854)	(1,073)	-125.6%	1.3%	1,671	-0.2%	(157)	(1,828)	-1164.3%

Net income (loss)	3.5%	$1,096	-0.7%	$(138)	$1,234	894.2%	4.0%	$4,968	-2.3%	$(2,139)	$7,107	332.3%

Net income (loss) per share - basic		$0.02		$-				$0.12		$(0.05)
Net income (loss) per share - diluted		$0.02		$-				$0.11		$(0.05)

Weighted average shares outstanding - basic		44,146		41,223				42,587		41,004
Weighted average shares outstanding - diluted		46,976		41,223				45,257		41,004

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Consolidated Statements of Cash Flows

(in 000's)

Unaudited

	Three Months Ended		Twelve-Months Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Cash flows from operating activities:
Net income (loss)	$1,096	$(138)	$4,968	$(2,139)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	638	789	2,430	3,133
Amortization of long-lived intangibles	8	55	34	221
Deferred income taxes	78	(711)	441	(547)
Change in net pension liability	(2)	91	231	186
Stock-based compensation expense	1,836	976	6,762	3,161
Loss on disposal of property and equipment	2	601	10	623
Provision for sales returns and bad debts	13	277	905	463
Inventory provision	292	472	1,473	1,739
Changes in working capital:
Accounts receivable	(2,051)	(1,898)	(6,040)	(1,857)
Inventories	(569)	(413)	(4,194)	312
Prepayments, deposits and other current assets	423	700	(598)	(64)
Accounts payable	(1,878)	250	243	(2,501)
Other current liabilities	2,459	61	6,102	123
Net cash provided by operating activities	2,345	1,112	12,767	2,853

Cash flows from investing activities:
Acquisition of property and equipment	(524)	(77)	(2,245)	(1,046)
Net cash used in investing activities	(524)	(77)	(2,245)	(1,046)

Cash flows from financing activities:
Repayment on line of credit	(496)	-	(747)	-
Repayment of capital lease obligations	(511)	(316)	(1,907)	(1,300)
Net proceeds from public offering of common stock	-	-	72,150	-
Repurchase of employee common stock for taxes withheld	(54)	-	(54)	(234)
Proceeds from vested resricted stock and exercise of stock options	615	1,695	5,197	3,971
Net cash provided by (used in) financing activities	(446)	1,379	74,639	2,437

Effect of exchange rate changes on cash, cash equivalents and restricted cash	308	(26)	197	279

Increase in cash, cash equivalents and restricted cash	1,683	2,388	85,358	4,523
Cash, cash equivalents and restricted cash, at beginning of the period	102,316	16,253	18,641	14,118
Cash, cash equivalents and restricted cash, at end of the period	$103,999	$18,641	$103,999	$18,641

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Global Sales

(in 000's)

Unaudited

	Three Months Ended					Twelve-Months Ended
		December 28, 2018		December 29, 2017	% Change Fav (Unfav)		December 28, 2018		December 29, 2017	% Change Fav (Unfav)
Sales by Region
North America	7.4%	$2,314	9.0%	$2,228	3.9%	7.0%	$8,671	9.9%	$9,014	-3.8%
Europe	20.5%	6,408	23.9%	5,950	7.7%	20.7%	25,698	24.8%	22,449	14.5%
Middle East, Africa, Latin America	6.7%	2,080	7.3%	1,821	14.2%	5.1%	6,273	5.9%	5,351	17.2%
Asia Pacific	65.4%	20,384	59.8%	14,853	37.2%	67.2%	83,312	59.4%	53,797	54.9%
Total Sales	100.0%	$31,186	100.0%	$24,852	25.5%	100.0%	$123,954	100.0%	$90,611	36.8%

Core Product Sales
ICLs	84.1%	$26,214	75.0%	$18,627	40.7%	81.5%	$101,082	75.4%	$68,325	47.9%
Other Product Sales
IOLs	13.2%	4,125	17.6%	4,383	-5.9%	13.1%	16,193	19.0%	17,258	-6.2%
Injector Parts and Other	2.7%	847	7.4%	1,842	-54.0%	5.4%	6,679	5.6%	5,028	32.8%
Total Other Sales	15.9%	4,972	25.0%	6,225	-20.1%	18.5%	22,872	24.6%	22,286	2.6%
Total Sales	100.0%	$31,186	100.0%	$24,852	25.5%	100.0%	$123,954	100.0%	$90,611	36.8%

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Reconciliation of Non-GAAP Financial Measure

(in 000's)

Unaudited

	Three Months Ended		Twelve-Months Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Net income (loss) - (as reported)	$1,096	$(138)	$4,968	$(2,139)
Less:
Foreign currency impact	291	(81)	836	(819)
Stock-based compensation expense	1,836	976	6,762	3,161
Quality remediation expense	-	-	-	210
Net income (loss) - (adjusted)	$3,223	$757	$12,566	$413

Net income (loss) per share, basic - (as reported)	$0.02	$-	$0.12	$(0.05)
Foreign currency impact	0.01	-	0.02	(0.02)
Stock-based compensation expense	0.04	0.02	0.16	0.08
Quality remediation expense	-	-	-	0.01
Net income (loss) per share, basic - (adjusted)	$0.07	$0.02	$0.30	$0.01

Net income (loss) per share, diluted - (as reported)	$0.02	$-	$0.11	$(0.05)
Foreign currency impact	0.01	-	0.02	(0.02)
Stock-based compensation expense	0.04	0.02	0.15	0.08
Quality remediation expense	-	-	-	-
Net income (loss) per share, diluted - (adjusted)	$0.07	$0.02	$0.28	$0.01

Weighted average shares outstanding - Basic	44,146	41,223	42,587	41,004
Weighted average shares outstanding - Diluted	46,976	42,823	45,257	42,096

Note:	Net income (loss) per share (adjusted), basic and diluted, may not add due to rounding

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